VOTING TRUST AGREEMENT
THIS VOTING TRUST AGREEMENT (this “Agreement”) is entered into as of November 18, 2008, by and among First Community Financial Partners, Inc., an Illinois corporation (“FCFP”), the undersigned grantors (collectively called the “Grantors”) and the undersigned voting trustees (the “Trustees”), and is joined in by First Community Bank of Plainfield, an Illinois state bank with its main office located in Plainfield, Illinois (the “Bank”).
RECITALS
A.    The Grantors are the owners of certain of the outstanding shares of the common stock, $1.00 par value per share, of the Bank (“Common Stock”).
B.    The Grantors wish to deposit such shares of Common Stock with the Trustees upon the terms and conditions hereinafter set forth.
C.    The Trustees have consented to act under this Agreement.
NOW, THEREFORE, in consideration of the premises and the agreements herein, the parties agree as follows:
AGREEMENTS
Section 1.Transfer of Shares to Trustee. Immediately upon receipt of a notice from the Trustees of the receipt of all necessary regulatory approvals of this Agreement (as described in Section 5), the Grantors shall deposit with the Trustees certificates representing shares of Common Stock held by the Grantors as listed on the attached schedule. Upon receipt by the Trustees of the certificates for such shares, the Trustees shall surrender said certificates to the Bank for reissuance in the name of the Trustees and shall issue and deliver to each Grantor a voting trust certificate (in the form of Exhibit A attached hereto) for the shares deposited by such Grantor (“Voting Trust Certificate”) in accordance with Section 4. The Trustees shall maintain transfer books and records showing the holders of Voting Trust Certificates and details of any transfers.
Section 2.    Transferability.
(a)    Except as otherwise expressly provided in this Agreement, the Voting Trust Certificates may be transferred only in accordance with and subject to any restrictions on transfer applicable to the shares of Common Stock deposited hereunder and in the manner and in accordance with the terms of this Agreement.
(b)    Every assignee or transferee of a Voting Trust Certificate issued and effectively transferred hereunder shall, by the acceptance of such Voting Trust Certificate, become a party to and be bound by the provisions of this Agreement with the same effect as though an original party hereto. No assignment or transfer of a Voting Trust Certificate shall be recognized by the Trustees until the assignee or transferee thereof becomes a signatory to this Agreement.

Section 3.    Additional Stock. If, after this Agreement has taken effect, any Grantor becomes the record or beneficial owner of additional shares of Common Stock, then the Grantor shall deposit with the Trustee certificates representing such newly acquired shares, and the Trustee shall issue and deliver Voting Trust Certificates entitling the holder to all of the rights specified herein.
Section 4.    Voting Trust Certificates. Upon the deposit by, or on behalf of, any person of a certificate for shares of Common Stock with the Trustee, accompanied by instruments of transfer, the Trustee shall deliver or cause to be delivered to such person a Voting Trust Certificate for the same number of shares of stock as that represented by the certificate deposited. In the event any Voting Trust Certificate shall become mutilated, destroyed, stolen or lost, the Trustees, in their discretion, may issue a new Voting Trust Certificate in exchange therefore for a like number of shares. The registered holder of any such Voting Trust Certificate shall furnish to the Trustees evidence of the mutilation, destruction, theft or loss, together with such indemnity as the Trustees may require in their sole discretion.
Section 5.    Effective Date; Termination. Subject to Section 19, this Agreement shall be effective upon the receipt of all necessary regulatory approvals and shall remain in full force and effect thereafter until the earlier of such time as it is terminated in accordance with this Agreement or November 17, 2018. This Agreement and the voting trust created hereby may be terminated by the written agreement of FCFP and the registered holders of Voting Trust Certificates representing not less than seventy‑five percent (75%) of all of the shares of Common Stock deposited hereunder.
Section 6.    Amendments to Agreement. This Agreement may be amended from time to time in any and every particular by the written agreement of FCFP and the registered holders of Voting Trust Certificates representing seventy‑five percent (75%) of the shares of Common Stock deposited hereunder.
Section 7.    The Trustees. To be qualified to serve as a Trustee, each Trustee must, at all times during the Trustee’s service hereunder, be a voting director of FCFP. A Trustee shall not be disqualified from holding office, voting for himself or herself or accepting remuneration with respect to the Bank. Initially, there shall be three (3) Trustees, and the initial Trustees shall be William L. Pommerening, Stephen G. Morrissette and George Barr. In the event of the death, removal, resignation, disqualification or incapacity of any the Trustees, the remaining Trustees shall, by unanimous consent, appoint a successor Trustee. If the remaining Trustees fail to unanimously appoint a successor Trustee within ninety (90) days, then a successor Trustee shall be appointed by FCFP. If FCFP fails to appoint a successor Trustee within ninety (90) days, then a successor Trustee shall be appointed by the majority vote of the directors of the Bank. The remaining Trustees shall continue to serve as the sole Trustees until such time as a successor Trustee has been appointed.
Section 8.    Removal and Resignation of a Trustee. A Trustee may be removed at any time by FCFP. A Trustee may resign at any time by providing to the remaining Trustees or, in the event there are no remaining Trustees, to FCFP and the registered holders of Voting Trust Certificates representing one hundred percent (100%) of the shares deposited hereunder, thirty (30) days’ prior written notice.

Section 9.    Rights and Duties of Trustees.
(a)    The Trustees shall have the right and duty to exercise, in person or by their nominee or proxy, all stockholders’ voting rights and powers in respect of all shares of Common Stock deposited hereunder, including the right to vote thereon and to take part in or consent to any corporate or stockholders’ action of any kind whatsoever, to waive notices to which stockholders are entitled, to appoint proxies and to accept any additional shares of Common Stock deposited by the Grantors hereafter (collectively, “Stockholders’ Rights”). The right to vote shall include, without limitation, the right to vote upon the election of directors, the merger, dissolution or liquidation of the Bank, the sale or lease of all or substantially all of the Bank’s assets and in favor of or against any resolution or proposed action of any character whatsoever which may be presented at any meeting or require the consent of stockholders of the Bank.
(b)    The action of a majority of the Trustees then serving, expressed at a meeting of the Trustees or by written consent, shall constitute the action of the Trustees in accordance with the terms of this Agreement.
(c)    A Trustee shall not be personally liable with respect to any action taken or omitted by him or her as trustee hereunder, provided such action or omission does not amount to willful misconduct, and provided also that a Trustee at all times exercises good faith in such matters.
(d)    The Grantors shall indemnify and hold harmless the Trustees from and against any loss, expense, damage or injury suffered or sustained by the Trustees by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the voting trust established hereunder, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were not performed (or omitted to be performed) fraudulently or in bad faith or as a result of gross negligence by the Trustee.
Section 10.    Deadlock. If the Trustees are unable to agree on a particular course of action involving the exercise of any Stockholders’ Rights and they become deadlocked and fail to act, then any Trustee may present the proposed action to FCFP, and the Trustees shall take action on such proposal as is directed, if at all, by FCFP.
Section 11.    Dividends. The holder of each Voting Trust Certificate shall be entitled to promptly receive payments equal to any cash dividends received by the Trustees upon the shares of Common Stock represented by such holder’s Voting Trust Certificate. If any dividend or distribution in respect of shares of Common Stock deposited hereunder is paid or made in additional shares of Common Stock, the Trustees shall hold the same subject to the terms of this Agreement and issue Voting Trust Certificates to represent the new shares of Common Stock. The term “shares of Common Stock” as used in this Agreement shall be taken to include any voting shares or securities which may be received by the Trustees as a share dividend or other distribution. If any dividend or other distribution in respect of the shares of Common Stock deposited hereunder is paid other than in cash or in shares of Common Stock, the Trustees shall distribute the same ratably among the registered holders of Voting Trust Certificates in proportion to their interests.
Section 12.    Dissolution or Reorganization. In the event of the dissolution or total or partial liquidation of the Bank, the Trustees shall receive the money, securities, rights or property to which the holders of such shares of Common Stock are entitled and shall distribute the same ratably among the registered holders of Voting Trust Certificates in proportion to their interests, and, immediately following such distribution, this Agreement and the voting trust established hereunder shall terminate. If the Bank is merged or consolidated with another corporation, or if all or substantially all of the assets of the Bank are transferred to another corporation, then for all purposes of this Agreement such successor corporation shall be treated as if its shares had been originally deposited hereunder, and the Trustees shall receive and hold under this Agreement any shares of such successor corporation received on account of their ownership as trustees of shares of Common Stock deposited hereunder prior to such merger, consolidation or transfer.
Section 13.    Distribution of Voting Trust Certificates at Termination. Within ninety (90) days after the termination of this Agreement and the voting trust established hereunder, for any reason, and upon surrender of the Voting Trust Certificates, the Trustees shall deliver or cause to be delivered to the registered holders of such Voting Trust Certificates, certificates for the number of shares of Common Stock represented by such Voting Trust Certificates.
Section 14.    Custody of Certificates. Each certificate for Common Stock deposited hereunder and reissued to the Trustees shall state on the face of such certificate that it has been issued subject to this Agreement. The Trustees as voting trustees shall have custody of all certificates deposited hereunder and reissued to the Trustees.
Section 15.    Compensation and Expenses. No compensation shall be paid to the Trustees for their services as voting trustees hereunder. The Trustees shall be entitled, however, to reimbursement by the registered holders of the Voting Trust Certificates, on a pro rata basis, for any and all expenses or charges reasonably incurred by them, if any, in connection with the performance or discharge of any of their duties pursuant to this Agreement, including reasonable attorneys’ fees. Any such expenses or charges incurred by and due to the Trustees may be deducted from the dividends or other monies or property received by the Trustees on the shares deposited hereunder.
Section 16.    Entire Agreement. This Agreement and any documents executed by the parties pursuant to this Agreement and referred to herein constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, including any voting trust agreements, among the parties.
Section 17.    Binding Effect. This Agreement shall be binding on the parties hereto, and except as otherwise provided herein, inure to the benefit of the successors and permitted assigns of any such party.
Section 18.    Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by first class mail, postage prepaid to the most current address of a Grantor on the records of the Trustees.
Section 19.    Inspection. This Agreement shall not become effective until a counterpart of this Agreement is deposited with the Bank at its main banking premises. The counterpart of this Agreement so deposited with the Bank shall be subject to the same right of examination by a shareholder of the Bank, in person or by agent or attorney, as is the record of shareholders of the Bank and shall be subject to examination by any holder of a beneficial interest in the voting trust established hereunder, either in person or by agent or attorney, at any reasonable time for any proper purpose.
Section 20.    Governing Law. This Agreement and the voting trust created hereunder shall be governed by the laws of the State of Illinois (without regard to conflicts of law).
Section 21.    Validity. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
Section 22.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and shall be effective as to each signatory whether or not all indicated parties sign. The Trustees shall file a copy of this Agreement with any Designated Company.
Section 23.    Construction. In this Agreement, unless otherwise stated or the context otherwise requires, the following usages apply: (a) unless otherwise provided herein, actions permitted but not required under this Agreement may be taken at any time, and from time to time, in the actor’s sole discretion; (b) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, and including”; (c) headings are inserted for convenience of reference only and are not a part of, nor shall they affect any construction or interpretation of, this Agreement; (d) unless otherwise specified, indications of time of day mean the time of day in Plainfield, Illinois; (e) all references to Articles, Sections, Schedules and Exhibits are to Articles, Sections, Schedules and Exhibits in or to this Agreement; (f) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the relevant time; (g) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (h) “including” means “including, but not limited to;” (i) all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders; (j) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, means such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (k) all references to dollars ($) means United States currency.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement the date first written above.

TRUSTEES: By: /s/ William L. Pommerening William L. Pommerening, as Trustee	FIRST COMMUNITY FINANCIAL PARTNERS, INC. By: /s/ Stephen G. Morrissette Stephen G. Morrissette Chief Executive Officer
By: /s/ George Barr George Barr, as Trustee	FIRST COMMUNITY BANK OF PLAINFIELD By: /s/ Richard D. Ethridge Richard D. Ethridge President
By: /s/ Stephen G. Morrissette Stephen G. Morrissette, as Trustee

GRANTORS

Signature	Printed Name	Address
/s/ John F. Argoudelis	John F. Argoudelis
/s/ Judith L. Avery	Judith L. Avery
/s/ Gregory W. Conrad	Gregory W. Conrad
/s/ Terrence O. D’Arcy	Terrence O. D’Arcy
/s/ Richard D. Ethridge	Richard D. Ethridge
/s/ Vincent Fazio	Vincent Fazio
/s/ Scott D. Hagge	Scott D. Hagge
/s/ David K. Kellogg	David K. Kellogg
/s/ Angelo C. Kleronomos	Angelo C. Kleronomos
/s/ Stephen G. Morrissette	Stephen G. Morrissette
/s/ Harold R. Oliver	Harold R. Oliver
/s/ Clayton R. Olsen	Clayton R. Olsen
/s/ William L. Pommerening	William L. Pommerening
/s/ William S. Schey, Jr.	William S. Schey, Jr.
/s/ David J. Silverman	David J. Silverman
/s/ Robert L. Sohol	Robert L. Sohol
/s/ Donna M. Stevenson	Donna M. Stevenson

Signature	Printed Name	Address
/s/ Richard T. Warpinski	Richard T. Warpinski
/s/ Scott A. Wehrli	Scott A. Wehrli

VOTING TRUST
SCHEDULE OF SHARES DEPOSITED

Grantor	Number of Shares
John F. Argoudelis	5000
Judith L. Avery	5000
Gregory W. Conrad	5000
Terrence O. D’Arcy	5000
Richard D. Ethridge	5000
Vincent Fazio	5000
Scott D. Hagge	5000
David K. Kellogg	5000
Angelo C. Kleronomos	5000
Stephen G. Morrissette	5000
Harold R. Oliver	5000
Clayton R. Olsen	5000
William L. Pommerening	5000
William S. Schey, Jr.	5000
David J. Silverman	5000
Robert L. Sohol	5000

Grantor	Number of Shares
Donna M. Stevenson	5000
Richard T. Warpinski	5000
Scott A. Wehrli	5000

EXHIBIT A
FIRST COMMUNITY BANK OF PLAINFIELD
VOTING TRUST CERTIFICATE

No.                                 Voting Trust Certificate

This is to certify that ____________________ has deposited a certificate or certificates representing ____________________ (__________) shares of common stock, $1.00 par value per share, of First Community Bank of Plainfield, an Illinois state bank with its main office located in Plainfield, Illinois (the “Bank”), with William L. Pommerening, Stephen G. Morrissette and George Barr as voting trustees (the “Trustees”) under a voting trust agreement dated as of November 18, 2008 (the “Voting Trust Agreement”), a counterpart of which is on deposit with the Bank at its registered offices. The shares so deposited are represented by this certificate.
The registered holder hereof shall be entitled to receive promptly any dividends in cash or property (other than voting shares or securities) received by the Trustees upon shares of the Bank and corresponding to the number of such shares represented hereby. This Certificate and the interest in the Bank it represents is transferable only on the books of the Trustees by surrender of this Certificate properly endorsed for transfer by the registered holder, or by duly authorized attorney, with signature guaranteed. Until so transferred, the Trustees may treat the registered holder as the owner hereof for all purposes whatsoever.
This Certificate is subject to all of the terms and conditions of the Voting Trust Agreement, and the holder hereof, whether a depositor of shares under the Voting Trust Agreement or a successor in interest to any such depositor (“Depositor”), by the acceptance hereof, becomes a party to the Voting Trust Agreement and is entitled to the benefits thereof with the same effect as though such Depositor had duly executed and delivered the same. No voting right passes by or under this Certificate, or by or under any other agreement, express or implied, to anyone other than the Trustees. Until the termination of the Voting Trust Agreement, the Trustees shall possess and shall be entitled in their discretion to exercise, in respect of any and all shares deposited hereunder and held by him, the right to vote thereon for every purpose and to give any consent or to take any other action which the owner thereof at any time shall be entitled. The Voting Trust Agreement is incorporated herein and made a part of this Certificate and governs the rights of the owner hereof.

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IN WITNESS WHEREOF, the undersigned Trustees have this _____ day of _______________, 2008, affixed their hands not individually, but solely as Trustees under agreement dated November 18, 2008.

TRUSTEES: By: William L. Pommerening, as Trustee	By: George Barr, as Trustee
By: Stephen G. Morrissette, as Trustee

THIS VOTING TRUST CERTIFICATE IS ISSUED PURSUANT AND SUBJECT TO A VOTING TRUST AGREEMENT DATED AS OF NOVEMBER 18, 2008, AND MAY BE SOLD OR TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. NEITHER THIS VOTING TRUST CERTIFICATE NOR THE SHARES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS VOTING TRUST CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION THEREFROM AND WITHOUT FULL COMPLIANCE WITH THE TERMS OF SUCH VOTING TRUST AGREEMENT.

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